Candice Koederitz

Limited Power of Attorney for
Section 16 Reporting Obligations

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Patrick A. Roney and Kristina L. Johnston, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file any and all forms including, without limitation, Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of Vintage Wine Estates, Inc. a Nevada corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned's representative and approves and ratifies the release of such information; and

(3) perform any and all other acts which, in the discretion of each attorney-in-fact, are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Limited Power of Attorney authorizes, but does not require, each attorney-in-fact to act in his or her discretion on information provided to the attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as the attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor any attorney-in-fact assumes
(i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with these requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each attorney-in-fact named in this Limited Power of Attorney full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in effect until the undersigned is no longer required to file forms under
Section 16(a) of the Exchange Act with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has signed this Limited
Power of Attorney this 15th day of January 2023.


/s/ Candice Koederitz

Candice Koederitz